Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 5, 2007 with respect to the balance sheets of Medallion Electric, Inc. as of December 31, 2006 and 2005 and the related statements of operations and retained earnings and cash flows for each of the years in the two year period ended December 31, 2006, incorporated herein by reference in the Annual Report of Medallion Electric, Inc. on Form 8-K/A.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: June 15, 2007